As filed with the Securities and Exchange Commission on May 12, 1997
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             INSIGNIA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1656308
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             10801 Red Circle Drive
                           Minnetonka, Minnesota 55343
                                 (612) 930-8200

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                  G.L. Hoffman
                       President, Chief Executive Officer
                             Insignia Systems, Inc.
                             10801 Red Circle Drive
                           Minnetonka, Minnesota 55343
                                 (612) 930-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                             Richard D. McNeil, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 371-3211

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                      CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                        Proposed       Proposed
                                                                         Maximum       Maximum
                                                        Amount to be    Offering      Aggregate       Amount of
                         Title of Each Class of          Registered       Price     Offering Price  Registration
                       Securities to be Registered                      Per Unit                         Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, no par value............................. 2,064,031(1)    $3.75(2)    $7,740,116(2)     $2,344.48
-----------------------------------------------------------------------------------------------------------------


(1)      Issuable upon exercise of outstanding warrants.
(2) Estimated solely for the purpose of determining the registration fee based on the average of the closing bid and asked prices of the Company's Common Stock on the Nasdaq Market on May 12, 1997 pursuant to Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



                    SUBJECT TO COMPLETION, DATED MAY 12, 1997

PROSPECTUS
                             INSIGNIA SYSTEMS, INC.

                               2,064,031 SHARES OF
                                  COMMON STOCK

         This Prospectus relates to the sale of up to 2,064,031 shares (the "Shares") of Common Stock of Insignia Systems, Inc. (the "Company") which may be offered from time to time by the shareholders named herein (the "Selling Shareholders"). Of the Shares being offered, 1,376,020 Shares are now owned by the Selling Shareholders and 688,011 Shares may be obtained by them by exercise of stock purchase warrants (the "Warrants") held by the Selling Shareholders which have an exercise price of $2.125 per Share and expire on January 17, 2000. The Company will receive proceeds upon the exercise of the Warrants, but will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Use of Proceeds."

         The Company will bear all expenses of the offering hereunder other than underwriting discounts and commissions incurred in connection with the sale of the Shares by the Selling Shareholders. The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "ISIG". The closing bid price of the Company's Common Stock on May 12, 1997 was $3.75 per share, as reported by NASDAQ.

         THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE " RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         The Selling Shareholders have advised the Company that they intend to sell the Shares from time to time in transactions on the Nasdaq SmallCap Market at prices prevailing at the time of the sale or otherwise as set forth below. The Selling Shareholders have also advised the Company that, as of the date hereof, they have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Act, in which case any commissions received by a broker or dealer may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


================================================================================================
                Price to Public    Underwriting Discounts    Proceeds to     Proceeds to Selling
                                      and Commissions          Issuer           Shareholders
------------------------------------------------------------------------------------------------
Per Share          $3.75(1)                 (2)                 None              $3.75(1)
------------------------------------------------------------------------------------------------
Total            $7,740,116(1)              (2)                 None            $7,740,116(1)
------------------------------------------------------------------------------------------------


(1) Estimated based on a per share price of $3.75 as of May 12, 1997 and assuming the sale of all Shares by the Selling Shareholders, with no adjustment for commissions, discounts, brokerage and other fees that may be paid by the Selling Shareholders, or expenses of the offering to be paid by the Company.

(2) Commissions, discounts and brokerage fees will be payable to the Selling Shareholders in such amounts as the Selling Shareholders may agree to from time to time.

                  THE DATE OF THIS PROSPECTUS IS MAY 12, 1997



                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information can be inspected and copied at the public facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and the Commission's regional offices located at 7 World Trade Center, 14th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web Site (http://www.sec.gov).

         The Company has filed with the Commission a registration statement under the Securities Act of 1933 with respect to the shares offered hereby. This Prospectus does not contain all information set forth in such registration statement. For further information with respect to the Company and the shares offered hereby, reference is made to such registration statement, including the exhibits and financial schedules filed as part thereof. Such information may be inspected at the Chicago regional office of the Commission at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at the public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission at prescribed prices.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;
(iii) the Company's Proxy Statement dated April 4, 1997 for the 1997 Annual Meeting of Shareholders on May 8, 1997; and (iv) the description of the Company's Common Stock contained in the Company's Form S-18 Registration Statement, Registration No. 33-40765-C. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded hereby to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents.) Requests for such copies should be directed to G.L. Hoffman, Insignia Systems, Inc., 10801 Red Circle Drive, Minnetonka, Minnesota 55343, telephone number
(612) 930-8200.



                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

                                   THE COMPANY

         Insignia Systems, Inc. (the "Company") markets software, hardware and services for production of point-of-purchase signs by retailers. The Company's SIGNright production systems are used primarily by independent retailers and small retail chains to quickly and easily produce high quality point-of-sale signs for their stores. The Company's Stylus software is used by retail stores to produce signs and posters by importing information from a computer database and then electronically transmitting it to store-level printers. The Company has recently developed and introduced a new service, called the Insignia POPS program, in which the Company enters into agreements with manufacturers of brand name consumer products under which the Company is paid to collect, organize and format product messages and art provided by the manufacturer and to transmit that information to the retailer, who combines it with the retailer's logo, designs, color and pricing information and produces point-of-purchase signs.

         The Company was incorporated in 1990 under the laws of the State of Minnesota. Its principal executive offices are located at 10801 Red Circle Drive, Minnetonka, Minnesota 55343 and its telephone number is (612) 930-8200.

                                  THE OFFERING

         The 2,064,031 Shares being offered by the Selling Shareholders consist of 1,376,020 Shares now owned by the Selling Shareholders and an additional 688,011 Shares which may be purchased in whole or in part by the Selling Shareholders pursuant to Warrants which have an exercise price of $2.125 per Share and expire on January 17, 2000. The 1,376,020 Shares and the Warrants were issued by the Company on January 17, 1997 in a private placement of 1,376,020 units, each consisting of one Share and a Warrant to purchase one-half of one Share, for a purchase price of $2.125 per unit. The closing bid price of the Company's common stock on the NASDAQ SmallCap Market on January 17, the date the units were issued was $3.063 per share. The reason that resales of the Shares are being registered is to permit the Shares to be resold by the Selling Stockholders in the public market.

Common Stock offered by Selling Shareholders....................    2,064,031
Common Stock outstanding after offering (1).....................    7,548,092
NASDAQ Symbol...................................................         ISIG

(1) Assumes the exercise of the Warrants. Excludes 651,600 shares of common stock issuable upon exercise of outstanding warrants and outstanding stock options granted pursuant to the Company 1990 Stock Plan.

                                 USE OF PROCEEDS

         If all of the Warrants are exercised, the gross proceeds to the Company will be $1,462,000, though there is no assurance that any of the Warrants will be exercised. After payment of the Company's expenses relating to this offering, which are estimated to be approximately $12,000, any remaining net proceeds will be added to the Company's working capital and used for general corporate purposes. The Company will not receive any proceeds from sales of the Shares by the Selling Shareholders. See "USE OF PROCEEDS."

                                  RISK FACTORS

         This offering involves substantial investment risk and the Shares should be purchased only by persons who can afford the loss of their entire investment. See "RISK FACTORS."


                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, ALONG WITH THE OTHER INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN EVALUATING THE COMPANY, ITS BUSINESS AND PROSPECTS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

OPERATING LOSSES

         The Company was incorporated in January 1990 and has an accumulated deficit of ($5,975,137) as of December 31, 1996. For 1992, 1993, 1994, 1995 and
1996 the Company experienced profit or (net losses) of $517,000, $366,000, $(909,000), $(1,451,000) and ($999,000), respectively. The Company anticipates that it will continue to experience losses through the second quarter of 1997, but there is no assurance that the Company will achieve profitability at that or any other point in time.

COSTS AND RISKS OF NEW PRODUCT INTRODUCTION

         The Company has only recently introduced the Insignia POPS Program. In order to achieve and maintain profitability, this service needs to achieve national program status through use at approximately 4,000 retail locations. If Insignia POPS is successful, it will not reach profitability until approximately the third quarter of 1997. There is no assurance that the Company will be successful in introducing Insignia POPS or that it will achieve marketplace acceptance or profitability.

RELIANCE ON LICENSED PROPRIETARY RIGHTS

         All patents on or other proprietary rights to the SIGNright System, and the associated bar-codes on the sign cards, are held by a third-party developer (the "Developer"), which is independent of the Company. The Company has a non-exclusive license to market and sell (but not manufacture) the SIGNright System. A patent covering certain aspects of the SIGNright System has been obtained in the Developer's name by the Company and a patent application covering certain aspects of the SIGNright product has been applied for in the Developer's name by the Company. There is no assurance that any such patents would offer the Company a meaningful competitive advantage, since competitors might employ non-infringing technology, and such patents may be subject to challenge by third parties. Any disruption in the Company's relationship with the Developer or termination of the Company's license with the Developer could have a serious adverse effect on the Company.

SINGLE SOURCE SUPPLIER OF SIGNRIGHT MACHINES

         The Company does not have, and has no plans to develop, any in-house manufacturing capability. The Company obtains the SIGNright machine from a Japanese supplier (the "Supplier") which was designated by the Developer. Any significant disruption in the Company's relationship with the Supplier, or failure by the Supplier to make timely deliveries of quality product, could have a serious adverse effect on the Company.

SIGN CARD REVENUE

         The Company derives a significant portion of its revenue from the sale of the bar coded sign cards required by the SIGNright machines. If competitors are able to reproduce the barcode and successfully market sign cards bearing it, there could be a serious adverse effect on the Company's revenue.

SIGN CARD SUPPLIERS

         The thermal paper used by the Company in its sign cards is purchased exclusively from one supplier. While the Company believes that an alternative supplier would be available if necessary, any disruption in the relationship with or deliveries by the current supplier could have a serious adverse effect on the Company.

COMPETITION

         The Company's SIGNright product faces competition from numerous sources, including from handmade signs, from large computer systems using customized software, and from personal computers with sign-making software and laser printers. For the Stylus product the Company's two major competitors are dESIGN, Inc. (a privately-held company based in Seattle, WA) and Electronic Label Technology, Inc. (a privately-held company based in Oklahoma City, OK). The Insignia POPS Program will be competing for the marketing expenditures of branded product manufacturers, who use various forms of point of purchase marketing methods, such as displays, coupons, in-store samples, etc. There is no assurance that the Insignia POPS Program will compete successfully with these traditional marketing methods.

DEPENDENCE ON KEY EMPLOYEES

         The Company is highly dependent upon the services of its present officers, and the loss of any of them could have a material adverse effect on the Company. None of the Company's officers are bound by employment or noncompetition agreements with the Company. The success of the Company will also depend on its ability to attract and retain capable sales and marketing personnel.

MARKET OVERHANG FROM WARRANTS AND OPTIONS

         In addition to the Warrants for the purchase of 688,011 Shares, the Company has outstanding options and warrants for the purchase of an additional 651,600 shares of common stock. The exercise of a significant portion of the Warrants and existing stock options and resale of the common stock thereby obtained could depress the trading price of the Company's common stock.

ABSENCE OF DIVIDENDS

         The Company has never paid, and does not plan to pay, any dividends on its Common Stock in the foreseeable future.


                                 USE OF PROCEEDS

         If all of the Warrants are exercised, the gross proceeds to the Company will be $1,462,000, though there is no assurance that any of the Warrants will be exercised. After payment of the Company's expenses relating to this offering, which are estimated to be approximately $12,000, any remaining net proceeds will be added to the Company's working capital and used for general corporate purposes. The Company will not receive any proceeds from sales of the Shares by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholders as of April 1, 1997, and as adjusted to reflect the sale of Shares obtained by the Selling Shareholders through the exercise of the Warrants.


                   Name                         Number of Shares        Maximum Number of         Shares to be Beneficially
                   ----                        Beneficially Owned    Shares to be Sold(1)(2)    Owned After the Offering(1)(2)
                                               Prior to Offering     -----------------          ------------------------
                                               ------------------
                                                                                                   Number           Percent
                                                                                                   -------          -------
Dain Bosworth, Inc. as Custodian FBO:             1,036,800                   37,500               999,300           14.5%
George L. Hoffman IRA.......................

The Provident Bank as Custodian for The             750,000                  750,000                 -0-                *
Perkins Opportunity Fund....................

Pyramid Partners, LP........................        297,500                  187,500               110,000            1.6%

Paul A. Moquist.............................        187,458                    3,540               183,918            2.7%

Bruce E. Hendry.............................        150,000                  150,000                 -0-                *

Larry Arnold................................        100,000                   75,000                25,000              *

Richard C. Perkins..........................         55,000                   30,000                25,000              *

Robert G. Allison...........................         52,500                   37,500                15,000              *

Scott J. Simcox.............................         50,407                    6,000                44,407              *

Daniel S. & Patrice M. Perkins JTWROS.......         50,000                   37,500                12,500              *

Ellis Limited Partnership...................         50,000                   30,000                20,000              *

Piper Jaffray as Custodian FBO Michael L.            47,500                   37,500                10,000              *
Bochert IRA.................................

David R. Weir...............................         42,000                   30,000                12,000              *

Richard W. Perkins Trustee UA                        37,500                   37,500                 -0-                *
FBO Richard W. Perkins (#1).................

Piper Jaffray as Custodian FBO Mark T                37,500                   37,500                 -0-                *
Donahoe IRA.................................

Piper Jaffray as Custodian FBO Anne M.               37,500                   37,500                 -0-                *
Donahoe IRA.................................

Scott Drill.................................         37,500                   37,500                 -0-                *

Piper Jaffray as Custodian FBO John                  37,205                   15,000                22,205              *
Whisnant IRA................................

Dave M. Westrum.............................         31,000                   22,500                 8,500              *

Perkins Capital Management, Inc., Profit             30,000                   30,000                 -0-                *
Sharing Plan & Trust UA.....................

Harold Roitenberg Trustee FBO Harold                 30,000                   30,000                 -0-                *
Roitenberg Trust U/A........................

Gerald M. Johnson...........................         24,865                    3,750                21,115              *

John F. Rooney..............................         22,500                   22,500                 -0-                *

Strickland Family Limited Partnership.......         22,500                   22,500                 -0-                *

James F. Lyons..............................         22,500                   22,500                 -0-                *

Dorothy J. Hoel.............................         22,500                   22,500                 -0-                *

Gary C. Gustavson...........................         22,500                    7,500                15,000              *

Vincent M. Palyan...........................         22,287                   20,028                 2,259              *

Lee S. Chapman..............................         21,180                   21,180                 -0-                *

Michael T. Mulligan.........................         18,000                   18,000                 -0-                *

C. McKenzie Lewis III.......................         17,625                   17,625                 -0-                *

American Enterprise FBO John Leighton Rock..         15,880                   10,589                 5,291              *

Perkins & Partners, Inc.....................         15,000                   15,000                 -0-                *

Pamela L. Brown, Trustee UA                          15,000                   15,000                 -0-                *
FBO Pamela L. Brown........................

Perkins Foundation.........................          15,000                   15,000                 -0-                *

Richard W. Perkins Trustee UA                        15,000                   15,000                 -0-                *
FBO Richard W. Perkins (#2)................

James E. & Barbara J. Bonneville JTWROS....          15,000                   15,000                 -0-                *

Piper Jaffray as Custodian FBO Richard C.            15,000                   15,000                 -0-                *
Perkins SEP/IRA............................

Dain Bosworth, Inc. as Custodian FBO:                15,000                   15,000                 -0-                *
Thomas D. Spaeth, Jr. IRA..................

Kenneth Searl..............................          14,893                   14,118                   775              *

Dr. Lee S. Chapman Profit Sharing Plan &             14,115                   14,115                 -0-                *
Trust......................................

Carl J. Olsen..............................          10,801                    7,059                 3,742              *

Brian Siedlecki............................          10,500                   10,500                 -0-                *

Piper Jaffray as Custodian FBO Timothy K.             8,500                    7,500                 1,000              *
Linblad IRA................................

David M. Hyduke............................           7,500                    7,500                  -0-               *

Elizabeth J. Hyduke........................           7,500                    7,500                  -0-               *

Stephen P. Hyduke..........................           7,500                    7,500                  -0-               *

Bradley A. Erickson........................           7,500                    7,500                  -0-               *

Piper Jaffray as Custodian FBO Catherine              7,059                    7,059                  -0-               *
A. Studt IRA...............................

Judith G. Vars.............................           6,750                    3,750                 3,000              *

Piper Jaffray as Custodian FBO Mark                   6,038                    6,038                  -0-               *
Pruszinske.................................

Julie R. & Kennard B. McAdam JTWROS........           4,638                    3,600                 1,038              *

Kevin M. Fischer...........................           4,016                    3,540                   476              *

Douglas D. Neitzel.........................           3,540                    3,540                  -0-               *

TOTALS.....................................       3,605,557                2,064,031             1,541,526

(1)      Includes Shares to be acquired by the Selling Shareholders upon exercise of the Warrants.
(2)      Assumes the sale of all Shares offered hereunder.
*        Less than 1%.



                              PLAN OF DISTRIBUTION

         The Company has been advised that the Selling Shareholders may sell Shares from time to time in one or more transactions (which may include block transactions) on the NASDAQ SmallCap System at market prices prevailing at the time of the sale or at prices otherwise negotiated.

         The Shares may, without limitation, be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         The Company has been advised that, as of the date hereof, the Selling Shareholders have made no arrangement with any broker for the sale of the Shares. Underwriters, brokers or dealers may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Shareholders or purchasers of such securities. Such underwriters, brokers or dealers may also purchase Shares and resell such Shares for their own account in the manner described above. The Selling Shareholders and such underwriters, brokers or dealers may be considered "underwriters" as that term is defined by the Securities Act of 1933, although the Selling Shareholders disclaim such status. Any commissions, discounts or profits received by such underwriters, brokers or dealers in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.


                                  LEGAL MATTERS

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota.


                                     EXPERTS

         The financial statements of Insignia Systems, Inc. incorporated by reference in Insignia Systems, Inc.'s Annual Report (form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Company's Articles of Incorporation eliminate or limit certain liabilities of its directors and the Company's Bylaws provide for indemnification of directors, officers and employees of the Company in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC registration fee ....................................   $ 2,344
         Accounting fees and expenses ............................     2,000
         Legal fees and expenses .................................     7,500
         Miscellaneous ...........................................       156
              Total ..............................................    12,000

         Except for the SEC fee, all of the foregoing expenses have been estimated.

ITEM 15:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the Shareholders or by a court.

         The Company's Bylaws provide for the indemnification of its directors, officers, employees, and agents in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

ITEM 16.  EXHIBITS

Exhibit No.     Description
-----------     -----------

5.1             Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Company
23.1            Consent of Ernst & Young LLP, independent auditors
23.2            Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
24              Powers of Attorney (included on signature page hereof)

ITEM 17.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 21st day of April, 1997.

                                      INSIGNIA SYSTEMS, INC.


                                      By  /s/ G.L. Hoffman
                                          ------------------------------------
                                          G.L. Hoffman, President and
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Insignia Systems, Inc. hereby constitute and appoint G.L. Hoffman our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for us and in our stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 21, 1997 in the capacities indicated.

       Signature                  Title
       ---------                  -----

 /s/ G.L. Hoffman                 President, Chief Executive
------------------------------    Officer, and Director (principal executive
G.L. Hoffman                      officer)


 /s/ John R. Whisnant             Vice President, Finance (principal financial
------------------------------    and accounting officer)
John R. Whisnant


 /s/ Erwin A. Kelen               Director
------------------------------
Erwin A. Kelen


 /s/ Gordon F. Stofer             Director
------------------------------
Gordon F. Stofer


 /s/ Frank D. Trustman            Director
------------------------------
Frank D. Trustman